                                                                    EXHIBIT 4.12




                             SOUTHWEST AIRLINES CO.

                                      AND

                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                    TRUSTEE





                           -----------------------




                                   INDENTURE

                         Dated as of February 25, 1997




                           -----------------------

                               TABLE OF CONTENTS

                                                                            Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS:

       Purpose of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       Compliance with Legal Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       Purpose of and Consideration for Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                       ARTICLE ONE

                                                       DEFINITIONS

SECTION 1.01. Certain Terms Defined.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Affiliate:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Bankruptcy Code:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Board of Directors:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Business Day:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Commission:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Company:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Depository:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Event of Default:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Global Security:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Indenture:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Interest:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Officers' Certificate:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Opinion of Counsel:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Original Issue Discount Security:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Outstanding:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Paying Agent:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Responsible Officer:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Security or Securities:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Securityholder; registered holder:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Subsidiary:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Trustee; principal office:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Trust Indenture Act of 1939:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       Yield to Maturity:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 1.02. References are to Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 1.03. Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                  ARTICLE TWO
                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF SECURITIES

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SECTION 2.01. Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 2.02. Form of Trustee's Certificate of Authentication.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.03. Amount Unlimited; Issuable in Series.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.04. Authentication and Delivery of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 2.05. Execution of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 2.06. Exchange of Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 2.07. Temporary Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.09. Cancellation of Surrendered Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 2.10. Securities in Global Form.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                      ARTICLE THREE

                                           PARTICULAR COVENANTS OF THE COMPANY

SECTION 3.01. Payment of Principal of (and Premium, if any) and Interest on Securities  . . . . . . . . . . . . . . .  13

SECTION 3.02. Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities  . . .  13

SECTION 3.03. Appointment to Fill a Vacancy in the Office of Trustee.   . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 3.04. Provision as to Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 3.05. Maintenance of Corporate Existence.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 3.06. Officers' Certificate as to Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 3.07. Further Assurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                  ARTICLE FOUR

               SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

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SECTION 4.01. Company to Furnish Trustee Information as to Names and Addresses to Securityholders . . . . . . . . . .  15

SECTION 4.02. Preservation and Disclosure of Lists.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.03. Reports by the Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.04. Reports by the Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                       ARTICLE FIVE

                                       REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                                   ON EVENT OF DEFAULT

SECTION 5.01  Events of Default Defined; Acceleration of Maturity; Waiver of Default  . . . . . . . . . . . . . . . .  18

SECTION 5.02. Payment of Securities on Default; Suit Therefor.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 5.03. Application of Moneys Collected by Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 5.04. Limitation on Suits by Holders of Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 5.05. Proceedings by Trustee; Remedies Cumulative and Continuing.   . . . . . . . . . . . . . . . . . . . . .  23

SECTION 5.06. Rights of Holders of Majority in Principal Amount of Securities to Direct Trustee and to
                 Waive Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 5.07. Trustee to Give Notice of Defaults Known to It, But May Withhold in Certain Circumstances . . . . . . .  24

SECTION 5.08  Requirement of an Undertaking to Pay Costs in Certain Suites Under the Indenture or Against
                 the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE SIX

                                                  CONCERNING THE TRUSTEE

SECTION 6.01. Duties and Responsibilities of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

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SECTION 6.02. Reliance on Documents, Opinions, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 6.03. No Responsibility for Recitals, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 6.04. Trustee, Paying Agent or Security Registrar May Own Securities.   . . . . . . . . . . . . . . . . . . .  28

SECTION 6.05. Moneys Received by Trustee to be Held in Trust Without Interest.  . . . . . . . . . . . . . . . . . . .  28

SECTION 6.06. Compensation and Expenses of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 6.07. Right of Trustee to Rely on Officers' Certificate Where No Other Evidence Specifically Prescribed . . .  29

SECTION 6.08. Conflicting Interest of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 6.09. Requirements for Eligibility of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 6.10. Resignation or Removal of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 6.11. Acceptance by Successor to Trustee; Notice of Succession of a Trustee . . . . . . . . . . . . . . . . .  31

SECTION 6.12. Successor to Trustee by Merger, Consolidation or Succession to Business. . . . . . .. . . . . . . . . .  32

SECTION 6.13. Limitations on Rights of Trustee as a Creditor.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                      ARTICLE SEVEN

                                              CONCERNING THE SECURITYHOLDERS

SECTION 7.01. Evidence of Action by Securityholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 7.02. Proof of Execution of Instruments and of Holding of Securities  . . . . . . . . . . . . . . . . . . . .  33

SECTION 7.03. Who May be Deemed Owners of Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 7.04. Securities Owned by Company or Controlled or Controlling Persons Disregarded for Certain Purposes.  . .  34

SECTION 7.05. Record Date for Action by Securityholders.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 7.06. Instruments Executed by Securityholders Bind Future Holders.  . . . . . . . . . . . . . . . . . . . . .  35

                                 ARTICLE EIGHT

                            SECURITYHOLDERS' MEETING

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SECTION 8.01. Purposes for Which Meetings May be Called.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 8.02. Manner of Calling Meetings; Record Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 8.03. Call of Meeting by Company or Securityholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 8.04. Who May Attend and Vote at Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 8.05. Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.06. Manner of Voting at Meetings and Record to be Kept.   . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.07. Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed.  ..  . . . . . . . . .  38

SECTION 8.08. Written Consent in Lieu of Meeting of Securityholders.  . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                       ARTICLE NINE

                                                 SUPPLEMENTAL INDENTURES

SECTION 9.01. Purposes for Which Supplemental Indentures May be Entered into Without Consent of Securityholders.  . . .38

SECTION 9.02. Modification of Indenture with Consent of Holders of 66-2/3% in Principal Amount of Securities.   . . .  40

SECTION 9.03. Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 9.04. Securities May Bear Notation of Changes by Supplemental Indentures.   . . . . . . . . . . . . . . . . .  41

SECTION 9.05. Opinion of Counsel.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                       ARTICLE TEN

                                              CONSOLIDATION, MERGER AND SALE

SECTION 10.01.       Company May Consolidate, etc., on Certain Terms.   . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 10.02.       Successor Corporation to be Substituted.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                 ARTICLE ELEVEN

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

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SECTION 11.01.       Satisfaction and Discharge of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 11.02.       Application by Trustee of Funds Deposited for Payment of Securities. . . . . . . . . . . . . . .  44

SECTION 11.03.       Repayment of Moneys Held by Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 11.04.       Repayment of Moneys Held by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 11.05.       Satisfaction, Discharge and Defeasance of Securities of any Series . . . . . . . . . . . . . . .  45

                                                      ARTICLE TWELVE

                                    IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS
                                                      AND DIRECTORS

SECTION 12.01.       Incorporators, Shareholders, Officers and Directors of Company Exempt from
                       Individual Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                     ARTICLE THIRTEEN

                                                 MISCELLANEOUS PROVISIONS

SECTION 13.01.       Successors and Assigns of Company Bound by Indenture . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 13.02.       Acts of Board, Committee or Officer of Successor Corporation Valid . . . . . . . . . . . . . . .  48

SECTION 13.03.       Required Notices or Demands May be Served by Mail; Waiver. . . . . . . . . . . . . . . . . . . .  48

SECTION 13.04.       Indenture and Securities to be Construed in Accordance with the Laws of the
                       State of Texas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 13.05.       Evidence of Compliance with Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 13.06.       Payments Due on Saturdays, Sundays, and Holidays . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 13.07.       Provisions Required by Trust Indenture Act of 1939 to Control  . . . . . . . . . . . . . . . . .  50

SECTION 13.08.       Provisions of the Indenture and Security for the Sole Benefit of the Parties and the
                       Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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
SECTION 13.09.       Indenture May be Executed in Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 13.10.       Article and Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 13.11.       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                     ARTICLE FOURTEEN

                                        REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 14.01.       Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 14.02.       Notice of Redemption; Partial Redemptions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 14.03.       Payment of Securities Called for Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 14.04.       Exclusion of Certain Securities from Eligibility for Selection for Redemption. . . . . . . . . .  53

SECTION 14.05.       Mandatory and Optional Sinking Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

       THIS INDENTURE, dated as of February 25, 1997, between Southwest Airlines Co., a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes referred to as the "Company"), party of the first part, and U.S. Trust Company of Texas, N.A., a national banking association (hereinafter sometimes referred to as the "Trustee"), party of the second part;

                                  WITNESSETH:

       WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue from time to time of its debentures, notes or other unsecured evidences of indebtedness, which are to be issued in one or more series (the "Securities"), each such series ranking pari passu with each other series, as unsecured obligations of the Company, up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution of this Indenture; and

       WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Indenture and proposes to make, execute, issue and deliver the Securities;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

       That in order to declare the terms and conditions upon which the Securities are authenticated, issued, delivered and held, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the benefit of the respective holders from time to time of the Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

       SECTION 1.01. Certain Terms Defined.  The terms defined in this Section
1.01 (except as otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force at the date of the execution of this Indenture, unless said Trust Indenture Act or said Securities Act expressly provide for application of such statutes as of another date.

       Affiliate:    The term "Affiliate" shall mean any person directly or
indirectly controlling, controlled by, or under direct or indirect common control with, the Company.

       Bankruptcy Code:     The term "Bankruptcy Code" shall mean Title 11,
U.S. Code, or any similar federal or state law for the relief of debtors.

       Board of Directors: The term "Board of Directors," when used with reference to the Company, shall mean the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company.

       Business Day: The term "business day" shall mean, with respect to any Security, a day other than a Saturday, a Sunday or a day that shall be in the city (or in any of the cities, if more than one), in which amounts are payable, as specified on the face of the form of such Security, a day on which banking institutions are authorized or obligated by law to close.

       Commission:   The term "Commission" shall mean the Securities and
Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on said date.

       Company:      The term "Company" shall mean Southwest Airlines Co., a
Texas corporation, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

       Depositary:   The term "Depositary" shall mean, with respect to the
Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Company pursuant to Section 2.03 or otherwise appointed by the Company as a successor to such person in the event such person is unwilling or unable to continue to serve in such capacity.

       Event of Default:    The term "Event of Default" shall mean any event
specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

       Global Security:     The term "Global Security" shall mean a Security
issued in accordance with Section 2.10 evidencing all or part of a series of Securities, which in each case is issued to the Depositary for such series, or part of a series, or its nominee and registered in the name of such Depositary or nominee.

       Indenture:    The term "Indenture" shall mean this instrument as
originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

       Interest:     The term "Interest, " when used with respect to a
non-interest bearing Security, shall mean interest payable after the principal thereof has become due and payable, whether after maturity, by declaration of acceleration, by call for redemption pursuant to a sinking fund, or otherwise.

       Officers' Certificate: The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board or the President or any Vice Chairman of the Board or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

       Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company or may be other counsel. Each such opinion shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

       Original Issue Discount Security:   The term "Original Issue Discount
Security" shall mean any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

       Outstanding: The term "outstanding," when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture except:

              (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company for the holders of such Securities (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity hereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice, and, if all such Securities are redeemed, such deposit shall be in accordance with Article 11; and

              (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.08, unless proof satisfactory to the Trustee is presented that any such Securities are held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

       In determining whether the holders of the requisite principal amount of outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

       Paying Agent: Any person authorized by the Company to pay the principal of, premium, if any, or interest on any securities on behalf of the Company.

       Responsible Officer: The term "Responsible Officer," when used with respect to the Trustee, shall mean any officer within the corporate trust and agency group or department of the Trustee, including any Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       Security or Securities:     The term "Security" or "Securities" shall
mean any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

       Securityholder; registered holder: The term "securityholder," "holder of Securities," "registered holder," "noteholder" or other similar term, shall mean any person who shall at the time be the registered holder of any Security or Securities on the books of the Company kept for that purpose in accordance with the provisions of the Indenture and shall also mean the executors, administrators and other legal representatives of such person.

       Subsidiary:   The term "Subsidiary" shall mean any corporation or other
entity at least a majority of the outstanding voting shares of which is at the time directly or indirectly owned or controlled (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

       Trustee; principal office: The term "Trustee" shall mean U.S. Trust Company of Texas, N.A., and, subject to the provisions of Article Six, shall also include its successors. The term "principal office" of the Trustee shall mean the principal office of the Trustee in the City of Dallas, at which at any particular time its corporate trust business may be administered, which office at the date of execution of this Indenture is 2001 Ross Avenue, Suite 2700, Dallas, Texas, except that with respect to the presentation of Securities for payment or for registration of transfer or exchange, such term shall mean such office or agency of the Trustee at which at any particular time its corporate trust business shall be conducted.

       Trust Indenture Act of 1939:        The term "Trust Indenture Act of
1939" shall mean the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in section 9.01 or 9.02 and except to the extent that any subsequent amendment to the Trust Indenture Act of 1939 shall retroactively apply to this instrument.

       Yield to Maturity: The term "Yield to Maturity" shall mean the yield to maturity on a series of Securities, calculated at the time of the issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

       SECTION 1.02. References are to Indenture. Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

       SECTION 1.03. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                  ARTICLE TWO

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF SECURITIES

       SECTION 2.01. Forms Generally. The Securities of each series shall be substantially in the form (not inconsistent with this Indenture) as shall be established by the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and in case such form is not established by supplemental indenture, such form shall be approved by the Trustee if the Trustee's rights or obligations are adversely affected thereby and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, consistently herewith, all as my be determined by the officer executing such Securities, as evidenced by his execution of the Securities.

       The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or, with the consent of the Trustee, may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by his execution of such Securities.

       SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication of all Securities shall be in substantially the following form:

       This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                           U.S. TRUST COMPANY OF TEXAS, N.A.,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                                  Authorized Signatory

       SECTION 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

       The Securities may be issued in one or more series. There shall be established by the Board of Directors and set forth in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the following terms, which terms shall be approved by the Trustee if the Trustee's rights or obligations are adversely affected thereby, and thereafter such terms shall be deemed to be a part of this Indenture:

              (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

              (2) any limit upon the aggregate principal amount of the Securities or the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.06, 2.07, 2.08, 5.03,
       9.04 and Article Fourteen);

              (3) the date or dates on which the principal of the Securities of the series is payable;

              (4) the rate or rates, or method by which the rate or rates are determined, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

              (5) the offices or agencies of the Company in the United States of America where the principal of and any interest on Securities of the series shall be payable;

              (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

              (7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

              (8) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

              (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

              (10) any trustees, authenticating or Paying Agents, warrant agents, transfer agents or registrars with respect to the Securities of such series;

              (11) the applicability, if any, of Section 11.05 to such series;

              (12) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and

              (13) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture), including any additional covenants with respect to such series.

       All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided by the Board of Directors and set forth in such Officers' Certificate or as may be otherwise provided in any such indenture supplemental hereto.

       SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed on behalf of the Company by its Chairman of the Board or its President or a Vice Chairman of the Board or a Vice President and attested to by its Secretary or an Assistant Secretary or by its Treasurer or an Assistant Treasurer, without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:

              (1) certified copies of the Articles of Incorporation and bylaws of the Company (or an Officers' Certificate with respect to any amendment thereto) and of any resolutions of the Board of Directors authorizing the action taken pursuant to the resolutions delivered pursuant to clause (2) below;

              (2) a copy of any resolutions of the Board of Directors relating to such Securities, in each case certified by the Secretary or an Assistant Secretary of the Company;

              (3)    an executed supplemental indenture, if any;

              (4) an Officers' Certificate setting forth the form or forms and terms of the Securities under Sections 2.01 and 2.03, respectively, and stating that no Event of Default then exists and, in the case of a series of Original Issue Discount Securities, the Yield to Maturity of such series; and

              (5)    an Opinion of Counsel, which shall state

                     (a) that the form or forms and terms of such Securities have been established by the Board of Directors or by a supplemental indenture as permitted by, and in conformity with, the provisions of this Indenture;

                     (b) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid, binding and enforceable obligations of the Company;

                     (c) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

                     (d) such other matters as the Trustee may reasonably request.

       The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

       SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Company, manually or in facsimile, by its Chairman of the Board or its President or a Vice Chairman of the Board or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, annually or in facsimile, by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authorized and delivered by the Trustee.

       In case any officer of the Company whose signature appears on any of the Securities, annually or in facsimile, shall cease to be such officer before such Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person whose signature appears on such Securities had not ceased to be such officer of the Company; and any Security may be signed and the corporate seal reproduced thereon may be attested, on behalf of the Company, annually or in facsimile, by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

       Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore receipted, signed manually by an authorized signatory of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

       SECTION 2.06. Exchange of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series in other authorized denominations. The Securities of any series to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities that the Securityholder making the exchange shall be entitled to receive.

       The Company shall keep, at one of the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, a register or registers in which, subject to such reasonable regulations as it or the Securities registrar may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article Two provided. Upon surrender for registration of transfer of any Security at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, for a like aggregate principal amount.

       All Securities presented or surrendered for exchange, registration of transfer, redemption or payment shall, if so required by the Company or the Trustee, be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his attorney who shall be so duly authorized in writing.

       No service charge shall be made for any exchange or registration of transfer of Securities, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

       The Company shall not be required to exchange or register a transfer of
(i) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (ii) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

       Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 2.06 for Securities registered in the names of persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails to appoint a successor Depositary for such Global Security within 90 days after the Company receives such notice or becomes aware of such event, (ii) the Company executes and delivers to the Trustee written instructions that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct.

       Except as provided in the immediately preceding paragraph, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

       None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       SECTION 2.07. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee authenticate and deliver temporary Securities of such series (printed, typewritten or otherwise reproduced) of any authorized denomination and substantially in the form of the definitive Securities of such series, but with such omission, insertions and variations as may be appropriate for temporary Securities of such series, all as may be determined by the Company. Temporary Securities of any series may contain reference to any provisions of the Indenture as may be appropriate. Every such temporary Security shall be authenticated by the Trustee upon the conditions and in substantially the same manner, and with the same effect, as the definitive Securities of such series. Without unnecessary delay, the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of such series. Until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

       SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Security of any series shall, and in the case of any destroyed, lost or stolen Security of any series in its discretion may, execute and upon its request the Trustee shall authenticate and deliver, a new Security of the same series bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and substitution for the Security so destroyed, lost or stolen, or, if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company may pay the same without surrender thereof except in the case of a mutilated Security.

       In every case the applicant for a substituted Security or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. the Trustee may authenticate any such substituted Security and deliver the same, or the Trustee or any Paying Agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 2.08. Upon the issue of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any expenses connected therewith (including the fees and expenses of the Trustee).

       Every substituted Security issued pursuant to the provisions of this
Section 2.08 in substitution for any destroyed, lost or stolen Securities shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

       All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

       SECTION 2.09. Cancellation of Surrendered Securities. All Securities surrendered for the purpose of payment, redemption, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any Paying Agent or registrar, be delivered to the Trustee and the same, together with securities surrendered to the Trustee for cancellation, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities and shall deliver certificates of destruction thereof to the Company from time to time. If the Company shall purchase or otherwise acquire any of the Securities, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

       SECTION 2.10. Securities in Global Form. If Securities of or within a series are issuable in whole or in part in temporary or permanent global form, as specified as contemplated by Section 2.03, then, notwithstanding clause (8) of Section 2.03, any such Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of holders, of outstanding Securities represented thereby, shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the instructions by the Company to be delivered to the Trustee pursuant to
Section 2.04 or 2.07. Subject to the provisions of Section 2.04 and, if applicable, Section 2.07, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the person or persons specified therein or in the applicable Company instructions. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 13.05 hereof and need not be accompanied by an Opinion of Counsel.

                                 ARTICLE THREE

                      PARTICULAR COVENANTS OF THE COMPANY

       The Company covenants as follows:

       SECTION 3.01. Payment of Principal of (and Premium, if Any) and Interest on Securities. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on each series of the Securities at the respective times and places and in the manner provided in such Securities and this Indenture. Each payment from the Company to the Trustee or to the Paying Agent shall be accompanied by a written notice that designates the series to which such payment relates. As a condition precedent to the payment of any interest on a Security, the Company or the Paying Agent may require the holder of such Security to furnish such evidence as will enable the Company to determine whether it is required by law to deduct or to retain any tax or taxes from the interest so payable. An installment of principal or interest shall be considered paid on the date it is due if the trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

       SECTION 3.02. Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities. So long as any of the Securities shall remain outstanding, the Company will maintain an office or agency in the City of Dallas, Texas, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served, and where the Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such required office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

       The Company may from time to time designate one or more other offices or agencies (in or outside of the City of Dallas) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Dallas, for such purposes as stated in this Section. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

       SECTION 3.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

       SECTION 3.04. Provision as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

              (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on any series of Securities (whether such sums have been paid to it by the Company or by any other obligor on such series of Securities) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided, and

              (2) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on any series of Securities) to make any payment of the principal of (and premium, if any) or interest on such series of Securities when the same shall be due and payable; and

              (3) at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       (b) The Company will, prior to each due date of the principal of (and premium, if any) or interest on any series of Securities, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the holders of such series of Securities entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its failure so to act.

       (c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any series of Securities, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of any such action or failure to take such action.

       (d) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, but only in accordance with Article 11, pay or cause to be paid to the Trustee or any Paying Agent all sums held in trust for any such series by it, or any Paying Agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee or such Paying Agent upon the trusts herein contained. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

       (e) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Sections 11.03 and 11.04.

       SECTION 3.05. Maintenance of Corporate Existence. Subject to Article 10, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its franchise to be a corporation.

       SECTION 3.06. Officers' Certificate as to Default. The Company will, so long as any series of Securities is outstanding, deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such default or defaults.

       SECTION 3.07. Further Assurance. From time to time whenever reasonably demanded by the Trustee, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of any series of Securities.

                                  ARTICLE FOUR

               SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

       SECTION 4.01. Company to Furnish Trustee Information as to Names and Addresses to Securityholders. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the holders of the Securities of each series obtained since the date as of which the next previous list if any, was furnished:

              (a) semi-annually, not more than 15 days after each record date for the payment of semi-annual interest on such Securities, as hereinabove specified, as of such record date and not less than once every six months for non-interest bearing Securities in each year, and

              (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that such list need not include information received after such date, provided, however, that so long as the Trustee is the Security registrar, no such list shall be required to be furnished.

       SECTION 4.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 and (2) received by it in the capacity of Paying Agent (if so acting) and Security registrar (if so acting).

       The Trustee may destroy any list furnished to it as provided in Section
4.01 upon receipt of a new list so furnished.

       (b) Securityholders may communicate pursuant to Section 312(b) of the Trust Indenture Act of 1939 with other Securityholders with respect to their rights under this Indenture or any or all series of the Securities.

       (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(b).

       SECTION 4.03. Reports by the Company. (a) The Company covenants and agrees to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

       (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

       (c) The Company covenants and agrees to transmit to the holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 4.04 with respect to reports pursuant to subsection (a) of said Section 4.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

       (d) The Company covenants and agrees to furnish to the trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture; provided, for purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

       SECTION 4.04. Reports by the Trustee. (a) On or before July 14, 1997, and on or before July 14th in every year thereafter, so long as any Securities are outstanding hereunder, if such report is required by the Trust Indenture Act of 1939, the Trustee shall transmit to the Securityholders of each series, as hereinafter in this Section 4.04 provided, a brief report dated as of May 15th of the year in which such report is made that complies with Section 313(a) of the Trust Indenture Act of 1939.

       (b) The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act of 1939.

       (c) Reports pursuant to this Section 4.04 shall be transmitted by mail to all Securityholders, as the names and addresses of such holders appear upon the registry books of the Company and to all other person to whom such reports are required to be transmitted pursuant to Section 313(c) of the Trust Indenture Act of 1939.

       (d) A copy of each such report shall, at the time of such transmission to holders of Securities, be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Company will notify the Trustee when and as the Securities of such series become listed on any stock exchange.

                                  ARTICLE FIVE

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

       SECTION 5.01 Events of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default with respect to Securities of any series shall have occurred and be continuing, that is to say:

              (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

              (b) default in the payment of the principal of (and premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, by declaration or otherwise;

              (c) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Securities of such series or contained in this Indenture for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time outstanding;

              (d) default under the terms of any agreement or instrument evidencing, or under which the Company has at the date of this Indenture or hereafter outstanding, any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate principal amount thereof so accelerated exceeds $50,000,000 and such acceleration is not rescinded or annulled within ten days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding securities of that series a written notice specifying such default and stating that such notice is a "Notice of Default" hereunder; (it being understood however, that, subject to the provisions of Section 6.01, the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders;

              (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for all or substantially all of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of all the Securities of such series (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of (and premium, if any, on) all Securities of such series (or of all the Securities, as the case may be) that shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law, and on such principal and premium, if any, at the rate of interest borne by the Securities or Yield to Maturity (in the case of Original Issue Discount Securities) applicable to the Securities of such series (or at the respective rates of interest or Yields to maturity of all the Securities, as the case may be) to the date of such payment or deposit) and the expenses of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of principal of and accrued interest on Securities that shall have become due by declaration, shall have been remedied--then and in every such case the Securityholders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series, each such series voting as a separate class (or with respect to all Securities, as the case may be, in such case treated as a single class) and rescind and annul such declaration and its consequences; but no such waiver of rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

       In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities of such series shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

       SECTION 5.02. Payment of Securities on Default; Suit Therefor. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days or (2) in case default shall be made in the payment of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities for such series or otherwise, including any sinking fund payment--then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Securities of such series (and shall designate which series) the whole amount that then shall have become due and payable on all Securities of such series for principal (and premium, if any) or interest, or both, as the case may be, with interest on the overdue principal (and premium, if any) and installments of interest (to the extent permitted by law) at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) borne by such series of Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

       Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any series to the holders thereof, whether or not the Securities of such series be overdue.

       In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities, and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

       In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Securities of any series under the Bankruptcy Code or any other applicable law or in connection with the insolvency of the Company or any other obligor upon any Securities or in the case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company or any other obligor upon such series of Securities or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of such series of Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trust and of the Securityholders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities of any series, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason (except as a result of negligence or bad faith), payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property that the holders of the Securities of any series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

       All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities and the Trustee.

       SECTION 5.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 5.02 with respect to any one or more series shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, and, in the case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities of a series in respect of which moneys have been collected, and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of such series if only partially paid, and upon surrender thereof if fully paid:

              FIRST: To the payment of costs and expenses of collection applicable to such series, and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee with respect to such series, except as a result of its negligence or bad faith;

              SECOND: In case no principal of the outstanding Securities of such series shall have become due and be unpaid, to the payment of interest on the Securities of such series in default, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

              FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

       SECTION 5.04. Limitation on Suits by Holders of Securities. No holder of a Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise, upon or under or with respect to this Indenture or for the appointment of a receiver, liquidating custodian, trustee or similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 25% in aggregate principal amount of such series of Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.06; it being understood and intended, and being expressly covenanted by the holder of every Security of a series with every other Securityholder and the Trustee, that no one or more holders of such series of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other series of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 5.04, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       Notwithstanding any other provisions in this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

       SECTION 5.05. Proceedings by Trustee; Remedies Cumulative and Continuing. In case an Event of Default has occurred, has not been waived, and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. All powers and remedies given by this Article Five to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or any other powers and remedies available to the Trustee or to the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article Five or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

       SECTION 5.06. Rights of Holders of Majority in Principal Amount of Securities to Direct Trustee and to Waive Defaults. The holders of a majority in aggregate principal amount of the Securities of all series affected (voting as one class) at the time outstanding (determined as provided in Section 7.04), or, if a record date is set in accordance with Section 7.05, as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by the Indenture with respect to the Securities of such series; provided, however, that subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unjustly prejudicial to the Securityholders not consenting, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Securityholders. Prior to the declaration of the maturity of the Securities of any series as provided in
Section 5.01, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding (each such series voting as a separate class) (determined as provided in Sections 7.04 and 7.05) may on behalf of the holders of all of the Securities of such series waive any past default hereunder and its consequences, except a default in the payment of interest or premium on, or the principal of, any of the Securities. In the case of any such waiver the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent hereon.

       SECTION 5.07. Trustee to Give Notice of Defaults Known to It, But May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default hereunder, give to the Securityholders, in the manner and to the extent provided in subsection (c) of Section 4.04 with respect to reports pursuant to subsection (a) of Section 4.04, notice of such defaults known to the Trustee unless such default shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section
5.07 being hereby defined to be the events specified in clauses (a), (b), (c),
(d), (e) and (f) of Section 5.01, not including any periods of grace provided for therein, and irrespective of the giving of any required notice); provided that, except in the case of default in the payment of the principal of (and premium, if any) or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determined that the withholding of such notice is in the interest of the Securityholders of such series.

       SECTION 5.08. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement or any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 5.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders of any series, holding in the aggregate more than ten percent in aggregate principal amount of the Securities of such series outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (and premium, if any) or interest on any Security, on or after the due date expressed in such Security.

                                  ARTICLE SIX

                             CONCERNING THE TRUSTEE

       SECTION 6.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred with respect to the Securities of a series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of a series, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, provided, however, that:

              (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all Events of default with respect to such series that may have occurred

                     (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall only be liable for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

              (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of all series affected (voting as a class) at the time outstanding (determined as provided in Sections 7.04 and 7.05) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

       None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       SECTION 6.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 6.01:

              (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

              (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

              (e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

              (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order approval, bond, note or other paper or document, unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding voting as one class (determined as provided in Sections 7.04 and 7.05); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

              (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

       SECTION 6.03. No Responsibility for Recitals, etc. The statements and recitals contained herein and in the Securities and in any other document in connection with the sale of the Securities (other than the certificate of authentication of the Securities) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

       SECTION 6.04. Trustee, Paying Agent or Security Registrar May Own Securities. The Trustee or any Paying Agent or Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee, Paying Agent or Security registrar.

       SECTION 6.05. Moneys Received by Trustee to be Held in Trust Without Interest. Subject to the provisions of Section 11.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its Chairman of the Board, any Vice Chairman of the Board, its President or any Vice President or its Treasurer or any Assistant Treasurer.

       SECTION 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust), and the Company will promptly pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising
(a) out of or in connection with the acceptance or administration of this trust, or (b) from any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements, losses, liabilities and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

       SECTION 6.07. Right of Trustee to Rely on Officers' Certificate Where No Other Evidence Specifically Prescribed. Subject to the provisions of Section 6.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

       SECTION 6.08. Conflicting Interest of Trustee. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 6.08, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act of 1939, resign in the manner and with the effect specified in Section 6.10, such resignation to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 6.10.

       (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 6.08, the Trustee shall, within 10 days after the expiration of such 90-day period, or, if the Trustee's duty to resign is stayed, after the end of such stay, transmit notice of such failure to the Securityholders in the manner and to the extent provided in subsection
(c) of Section 4.04 with respect to reports pursuant to subsection (a) of
Section 4.04.

       (c) For the purposes of this Section 6.08, the Trustee shall be deemed to have a conflicting interest if the Trustee has a conflict within the provisions of Section 310(b) of the Trust Indenture Act of 1939.

       SECTION 6.09. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. Neither the Company nor any persons directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

       SECTION 6.10. Resignation or Removal of Trustee. (a) The Trustee, or any Trustee hereafter appointed, may at any time resign with respect to one or more series of Securities by giving written notice of such resignation to the Company or to the Securityholders, such notice to the Securityholders of applicable series of Securities to be given by mailing (by first class mail) the same. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 5.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

       (b)    In case at any time any of the following shall occur:

              (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 6.08 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

              (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

              (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of a substantial portion of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of a substantial portion of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.08, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

       (c) The holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding voting as one class (determined as provided in Section 7.04) may at any time remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to securities of all series by written instrument or instruments signed by such holders or their attorneys-in-fact duly authorized, or by the affidavits of the permanent chairman and secretary of a meeting of the Securityholders evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article Eight), and by delivery thereof to the Trustee so removed, to the successor trustee and to the Company.

       (d) Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

       SECTION 6.11. Acceptance by Successor to Trustee; Notice of Succession of a Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any particular series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, pay over to the successor trustee, subject to Section 11.04, all monies at the time held by it hereunder with respect to such series, and execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

       If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts under separate indentures.

       No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.08 and eligible under the provisions of Section 6.09.

       Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail to the holders of Securities of any series by first-class mail notice thereof. If the Company fails to mail such notice within 30 days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company.

       SECTION 6.12. Successor to Trustee by Merger, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

       SECTION 6.13. Limitations on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311 of the Trust Indenture Act of 1939.

                                 ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

       SECTION 7.01. Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 7.05, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Eight, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

       SECTION 7.02. Proof of Execution of Instruments and of Holding of Securities. Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

       The ownership of Securities shall be proved by the register of such Securities, or by a certificate of the registrar thereof.

       The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 7.02 as it shall deem reasonable.

       The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

       SECTION 7.03. Who May be Deemed Owners of Securities. The Company, the Trustee, any Paying Agent and any Security registrar may deem and treat the person in whose name any Security shall be registered upon the books of the Company for such series on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

       SECTION 7.04. Securities Owned by Company or Controlled or Controlling Persons Disregarded for Certain Purposes. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Securities that are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or common control with the Company or any such obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

       SECTION 7.05. Record Date for Action by Securityholders. Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Securities of a series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any action), other than any action taken at a meeting of Securityholders called pursuant to Article Eight, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Securities of such series then outstanding, may request the Trustee to fix a record date for determining Securityholders entitled to notice of and to take any such action. In case the Company or the holders of Securities of such series in the amount above specified shall desire to request Securityholders of such series to take any such action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a Business Day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a business day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 7.05, only persons shown as Securityholders of such series on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders on the record date of the required percentage of the aggregate principal amount of the Securities of such series shall be binding on all Securityholders of such series, provided that the taking of the requested action by the holders on the record date of the percentage in aggregate principal amount of the Securities of such series in connection with such action shall have been evidenced to the Trustee, as provided in Section 7.01, not later than 180 days after such record date.

       SECTION 7.06. Instruments Executed by Securityholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series in connection with such action, any holder of a Security of such series the serial number of which is shown by the evidence to be included in the Securities of such series the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security of such series and any direction, demand, request, waiver, consent, vote or other action of the holder of any Security of such series that by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities of such series in connection with such action shall be conclusively binding as the act of such holders upon the Company, the Trustee and the holders of the Securities of such series.

                                 ARTICLE EIGHT

                            SECURITYHOLDERS' MEETING

       SECTION 8.01. Purposes for Which Meetings May be Called. A meeting of holders of Securities of any or all series, as the case may be, may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

              (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders of any or all series pursuant to any of the provisions of Article Five;

              (2) to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Six;

              (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or





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
              (4) to take any other action authorized to be taken by or on behalf of the holders of the percentage in aggregate principal amount of the Securities of any or all series under any other provisions of this Indenture or under applicable law.

       SECTION 8.02. Manner of Calling Meetings; Record Date. The Trustee may at any time call a meeting of Securityholders of any or all series to take any action specified in Section 8.01, to be held at such time and at such place in the City of Dallas, Texas, as the Trustee shall determine. Notice of every meeting of the Securityholders of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed nor less than thirty nor more than sixty days prior to the date fixed for the meeting to such Securityholders at their registered addresses. For the purpose of determining Securityholders entitled to notice of any meeting of Securityholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Security shall be registered upon the books of the Company on a Record Date fixed by the Trustee as aforesaid, or by the Company or the Securityholders as in Section 8.03 provided, shall be entitled to notice of the meeting of Securityholders with respect to which such record date was so fixed.

       SECTION 8.03. Call of Meeting by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Securities then outstanding of any or all series, as the case may be, shall have requested the Trustee to call a meeting of such Securityholders to take any action authorized in Section 8.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the Company or the holders of such Securities in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said City of Dallas, Texas for, such meeting and may call such meeting to take any action authorized in
Section 8.01, by mailing notice thereof as provided in Section 8.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

       SECTION 8.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Securityholders a person shall (i) be a holder of one or more Securities of the series with respect to which the meeting is called or, should the meeting be called with respect to the Securities of all series, a holder of one or more of such series, or (ii) a person appointed by an instrument in writing as proxy by a holder of one or more securities of the series. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Securityholders entitled to vote at any meeting of Securityholders has been made as provided in this Section 8.04, such determination shall apply to any adjournment thereof.

       SECTION 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities of the series with respect to which the meeting is called and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of such Securities and the appointment of any proxy shall be proved in the manner specified in Section 7.02.

       The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

       Subject to the provisions of Section 7.04, at any meeting each Securityholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

       At any meeting of Securityholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate principal amount of Securities of the series with respect to which the meeting is called on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Securities of the series with respect to which the meeting is called represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

       SECTION 8.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on each of which shall be subscribed the signature of the Securityholder or proxy casting such ballot and the identifying number or numbers of the Securities held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 8.02. The record shall show the identifying numbers of the Securities voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

       Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 7.01.

       SECTION 8.07. Exercise of Rights of Trustee and Securityholders
Not to be Hindered or Delayed. Nothing in this Article Eight contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities of any or all series.

       SECTION 8.08. Written Consent in Lieu of Meeting of Securityholders. The written authorization or consent of the requisite percentage of Securityholders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Seven and filed with the Trustee, shall be effective in lieu of a meeting of Securityholders, with respect to any matter provided for in this Article Eight.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

       SECTION 9.01. Purposes for Which Supplemental Indentures May be Entered into Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

              (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten;

              (b) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of all or any series of the Securities (and, if such covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such Event of Default or may limit the remedies available to the Trustee upon such Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

              (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not adversely affect the interests of the holders of the Securities;

              (d) to provide for the issuance under this Indenture of Securities, whether or not then outstanding, in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

              (e) to establish the form or terms and to provide for the issuance of Securities of any series as permitted by Sections 2.01 and 2.03; and

              (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.

       The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       Any supplemental indenture authorized by the provisions of this Section
9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

       SECTION 9.02. Modification of Indenture with Consent of Holders of 66-2/3% in Principal Amount of Securities. With the consent (evidenced as provided in Section 7.01) of the holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding of all Securities affected by such supplement (voting as one class) (determined as provided in Section 7.04), or, if a record date is set with respect to such consent in accordance with Section 7.05, as of such record date, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Security, or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereto pursuant to Section 5.01, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment if any, at the option of the Securityholder, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities of any series or of all series (voting as one class), as the case may be, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities of each such series so affected.

       A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modified the rights of holders of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the holders of any other series.

       Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, provided that if such supplemental indenture affects the

Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

       Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall mail a notice to the Securityholders of each series affected thereby, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       SECTION 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 9.04. Securities May Bear Notation of Changes by Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article Nine, or after any action taken at a Securityholders' meeting pursuant to Article Eight, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

       SECTION 9.05. Opinion of Counsel. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may rely upon, and shall be entitled to receive, an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Nine.

                                  ARTICLE TEN

                         CONSOLIDATION, MERGER AND SALE

       SECTION 10.01.  Company May Consolidate, etc., on Certain Terms.
Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance no Event of Default, and no event that upon notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing with respect to the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any State thereof; and (c) the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture complying with the requirements of Article Nine, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation that shall have acquired such property. If at any time there shall be any consolidation or merger or sale or conveyance or lease of property to which the covenant of this Section 10.01 is applicable, then in any such event the successor corporation will promptly deliver to the Trustee:

              (1) an Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Company and conditions contained in this Section 10.01 have been complied with and the successor corporation is not in default under the provisions of the Indenture; and

              (2) an Opinion of Counsel stating that in the opinion of such counsel such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

       SECTION 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, in the manner hereinabove provided, of the due and punctual payment of the principal or premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Southwest Airlines Co., any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee of authentication, and any Securities that such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such sale or conveyance and upon any such assumption, the Company or any successor corporation which shall theretofore have become such in the manner described in this Article Ten shall be discharged from all obligations and covenants under this Indenture and the Securities so assumed and may be liquidated and dissolved.

       In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                                 ARTICLE ELEVEN

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

       SECTION 11.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of each series outstanding hereunder, as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation (i) all securities of any series theretofore authenticated (other than any Securities of any series that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.08) and (ii) Securities for whose payment moneys have theretofore been deposited in trust and segregated and held in trust by the Company and thereafter returned to the Company or discharged from such trust, as provided in Section 11.04 or (c)(i) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds an amount (other than moneys returned by the Trustee or any Paying Agent to the Company in accordance with Section 11.04) sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date of redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) the rights, obligations and immunities of the Trustee hereunder and (iv) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of holders of the Securities of such series to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or polices of any securities exchange upon which the Securities of such series are listed and provided further that the Company shall not be discharged from any payment obligations in respect of any Securities, and such obligations shall be reinstated, if the Trustee is unable to apply any money in accordance with this Section by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application until such time as the Trustee is able to apply such money or the obligations are otherwise satisfied. The Company agrees to reimburse the Trustee of any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

       SECTION 11.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 11.04, all moneys deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Securities of such series, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest and premium, if any.

       SECTION 11.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to such series of Securities, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to any such series of Securities shall, upon demand of the Company or the Trustee, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

       SECTION 11.04. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Securities of any series and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such Paying Agent on demand; or, if then held by the Company, shall be discharged from such trust; and thereupon the Trustee and such Paying Agent or the Company as trustee shall be released from all further liability with respect to such moneys, and the holder of any for the Securities of such series entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided however, that the Trustee or Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Dallas, Texas, or cause to be mailed to each Securityholder of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

       SECTION 11.05.  Satisfaction, Discharge and Defeasance of
Securities of any Series. If this Section 11.05 is specified, as contemplated by Section 2.03, to be applicable to Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of any such series at the time outstanding, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction, discharge and defeasance of such indebtedness, when

       (1)    either

              (A) with respect to all Securities of such series at the time outstanding,

                     (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on all such Securities for principal and interest, on the days on which such principal or interest, as the case may be, is due and payable in accordance with the terms of this Indenture and such Securities, to the date of maturity or date of redemption thereof as contemplated by the penultimate paragraph of this Section 11.05, as the case may be; or

                     (ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust for the purpose such amount of non-callable direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such Securities for principal and interest, on the days on which such principal or interest, as the case may be, is due and payable in accordance with the terms of this Indenture and such Securities, to the date of maturity or date of redemption thereof as contemplated by the penultimate paragraph of this Section 11.05, as the case may be; or

              (B) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.03, to be applicable to the Securities of such series;

       (2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series at the time outstanding and all other amounts due under the Indenture with respect to such series;

       (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

       (4) no Event of Default or event that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit;

       (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or that there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, satisfaction, discharge and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, satisfaction, discharge and defeasance had not occurred; and

       (6) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction, discharge and defeasance of the entire indebtedness on all Securities of any such series at the time outstanding have been complied with.

       Any deposits with the Trustee referred to in Section 11.05(1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Securities of such series at the time outstanding are to be redeemed prior to their stated maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

       Upon the satisfaction of the conditions set forth in this Section 11.05 with respect to all the Securities of any series at the time outstanding, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, provided that the Company shall not be discharged from any payment obligations in respect of Securities of such series that are deemed not to be outstanding under clause (c) of the definition thereof if such obligations continue to be valid obligations in accordance with this Section by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application.

                                 ARTICLE TWELVE

               IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS
                                 AND DIRECTORS

       SECTION 12.01. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. No records under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or such successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, past, present or future, of the Company or of any successor corporation, or any of them, because of the reason of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

       SECTION 13.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

       SECTION 13.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

       SECTION 13.03. Required Notices or Demands May be Served by Mail; Waiver. Any notice, direction, request or demand that by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited, postage prepaid, certified or registered mail, addressed (until another address is filed by the Company with the Trustee for such purpose), as follows: Southwest Airlines Co., P.O. Box 36611, Dallas, Texas 75235, Attention: Treasurer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal office of the Trustee.

       Where this Indenture provides for notice to Securityholders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register or registers. In any case where notice to holders if given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders.

       In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company or Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

       Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       SECTION 13.04.  Indenture and Securities to be Construed in
Accordance with the Laws of the State of Texas. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State, except as otherwise required by mandatory provisions of law.

       SECTION 13.05.  Evidence of Compliance with Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under any of the provisions as of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

       Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

       Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information that is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

       Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable car should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

       SECTION 13.06.  Payments Due on Saturdays, Sundays, and Holidays.
In any case where the date of payment of interest on or principal of the Securities of any series, or the date fixed for redemption or repayment of any such Security, shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

       SECTION 13.07. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the Trust Indenture Act of 1939, the imposed duties shall control.

       SECTION 13.08. Provisions of the Indenture and Security for the Sole Benefit of the Parties and the Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors and the holders of the Securities.

       SECTION 13.09. Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       SECTION 13.10. Article and Section Headings. The Article and Section heading references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 13.11. Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

                                ARTICLE FOURTEEN

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

       SECTION 14.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, in either case as specified as contemplated by Section 2.03 for Securities of such series.

       SECTION 14.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities of such series at their last addresses as they shall appear upon the Security register or registers. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

       The notice of redemption to each such holder shall specify the principal amount of each Security of such series held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

       The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee for such series in the name and at the expense of the Company.

       No later than the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 70 days (or such shorter period acceptable to the Trustee) prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

       If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount of each such Security to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

       SECTION 14.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections
6.05 and 11.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 hereof.

       If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

       Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

       SECTION 14.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 45 (or such lesser number, not less than 30, as the Trustee may permit) days prior to the last date on which notice of redemption may be given as being owned by, and not pledged or hypothecated by, either (i) the Company or (ii) an Affiliate specifically identified in such written statement.

       SECTION 14.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." The last date on which a sinking fund payment may be made in each year is herein referred to as the "sinking fund payment date."

       In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option
(i) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.09, (ii) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (iii) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provisions contained in the terms of such Securities. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

       On or before the sixtieth day (or such later day, no later than the thirtieth, as the Trustee may permit) next preceding each sinking fund payment date for any series, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 13.05) signed by an authorized officer of the Company (i) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (ii) stating that none of the securities of such series has theretofore been so credited,
(iii) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (iv) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series, and, if so, specifying the amount of such optional sinking fund payment that the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid that have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.09 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day (or such later day as the Trustee may have permitted), to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and
(ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

       If the sinking fund payment or payments (mandatory or optional or both) made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 14.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company or an entity known by the Trustee to be an Affiliate, as shown by the Security register or registers, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (ii) identified in a written statement delivered to the Trustee pursuant to Section 14.04 as being owned by, and not pledged or hypothecated by, the Company or an Affiliate shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 14.02 (and with the effect provided in Section 14.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment and, together with such payment, shall be applied in accordance with the provisions of this
Section 13.04. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), that are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

       The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking funds during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Article Five or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

       U.S. Trust Company of Texas, N.A., the party of the second part, hereby accepts the trust in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

       IN WITNESS WHEREOF, SOUTHWEST AIRLINES CO. the party of the first part, has caused this Indenture to be signed and acknowledged by its Chairman of the Board, a Vice Chairman of the Board, its President or one of its Vice Presidents, and the same to be attested by its Secretary or an Assistant Secretary; and U.S. Trust Company of Texas, N.A., the party of the second part, has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by Bill Barber, all as of the day and year first written above.

                                        SOUTHWEST AIRLINES CO.



                                        By          /s/ Gary C. Kelly
                                          -------------------------------------
                                          (Title)   Chief Financial Officer
                                                 ------------------------------

ATTEST:



             /s/ Deborah Ackerman
-------------------------------------
(Title)      Assistant Secretary
       ------------------------------



                                        U.S. TRUST COMPANY OF TEXAS, N.A.


                                        By         /s/ John Stohlmann
                                          -------------------------------------
                                          (Title)  Vice President
                                                 ------------------------------


ATTEST:


            /s/ Bill Barber
--------------------------------------
(Title)     Vice President
       -------------------------------

                                ACKNOWLEDGMENTS

STATE OF TEXAS              )
                            ) ss.:
COUNTY OF DALLAS            )

       BEFORE ME, P.J. Woodall a Notary Public, on this day personally appeared Gary C. Kelly, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be Vice President - Chief Financial Officer of SOUTHWEST AIRLINES CO., a Texas corporation, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

       GIVEN under my hand and seal of office this 25 day of February, 1997.



                                                   /s/ P.J. Woodall
                                             ----------------------------------
                                             NOTARY PUBLIC - STATE OF TEXAS



STATE OF ______________           )
                                  ) ss.:
COUNTY OF ____________            )

       BEFORE ME, Brandy Leah McCuistion a Notary Public, on this day personally appeared John C. Stohlmann, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be Vice President of U.S. Trust Company of Texas, N.A., and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

       GIVEN under my hand and seal of office this 26 day of February, 1997.


                                                /s/ Brandy Leah McCuistion
                                          -------------------------------------
                                             NOTARY PUBLIC - STATE OF TEXAS